Exhibit 10.23

Check-Cap Ltd.

Abba Hushi Avenue

P.O. Box 1271

Isfiya, 30090 Mount Carmel, Israel

June 22, 2026

DELIVERED BY EMAIL

MBody AI Corp.

4440 Round Lake Rd W

Arden Hills, MN 55112

Attention: John Fowler

Email: john@mbody.ai

Dear Mr. John Fowler:

Reference is hereby made to that certain Agreement and Plan of Merger, dated as of September 12, 2025 (the “Merger Agreement”), by and among MBody AI Corp., a Nevada corporation, Check-Cap Ltd., an Israeli company, and CC Merger Sub Inc., a Nevada corporation and a direct, wholly owned subsidiary of Check-Cap. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

This letter agreement sets forth our mutual understanding with respect to the following matters:

1.	Section 8.2(c) of the Merger Agreement is hereby deleted and replaced with the following in its entirety:

“(c) No MBody Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any MBody Material Adverse Effect.”

2.	Section 9.1(b) of the Merger Agreement is hereby deleted and replaced with the following in its entirety:

“(b) by either Check-Cap or MBody if the Merger shall not have been consummated by December 31, 2026 (the “Agreement End Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to MBody or Check-Cap if such Party’s action or failure to act has been a principal cause of the failure of the Merger to occur on or before the Agreement End Date and such action or failure to act constitutes a breach of this Agreement;”

Except as expressly provided in this letter agreement, all of the terms and provisions of the Merger Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. On and after the date hereof, each reference in the Merger Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or works of like import, and each reference to the Merger Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Merger Agreement, will mean and be a reference to the Merger Agreement as amended by this letter agreement.

MBody AI Corp.

June 22, 2026

This letter agreement may be executed in counterparts and by email delivery of signature pages, each of which shall be deemed an original but all of which together shall constitute one and the same agreement. Signatures delivered by email in portable document format (“pdf”) shall be binding for all purposes hereof. This letter agreement shall be binding upon and inure to the benefit of the Parties, and their successors and permitted assigns. This letter agreement shall become binding on and enforceable by the Parties immediately upon the execution and delivery of executed counterparts hereof. This letter agreement shall be governed by and construed by the laws of the State of New York without regard to the substantive laws of such jurisdiction relating to conflicts of laws. This letter agreement may be amended only with the written consent of the Parties.

Please execute this letter agreement where indicated below to confirm your agreement to the provisions of this letter agreement.

[Signature pages follow.]

Yours very truly,

COMPANY:

CHECK-CAP LTD.

By:	/s/ David Lontini
Name:	David Lontini
Title:	Interim Chief Executive Officer

Signature Page to Letter Agreement

Agreed to and accepted by the undersigned

MBODY AI CORP.

By:	/s/ John Fowler
Name:	John Fowler
Title:	Chief Executive Officer

CC MERGER SUB INC.

By:	/s/ David Lontini
Name:	David Lontini
Title:	Incorporator

Signature Page to Letter Agreement